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                                                               EXHIBIT 23.2

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Maxim Pharmaceuticals, Inc. for the registration of 1,552,775 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 2000, with respect to the financial statements of Cytovia, Inc. included in the Current Report on Form 8-K of Maxim Pharmaceuticals, Inc., filed with the Securities and Exchange Commission on June 30, 2000.

                                                           /s/Ernst & Young LLP
                                                           --------------------
                                                           Ernst & Young LLP


San Diego, California
July 13, 2000